Exhibit 10.22

MORPHOGENESIS, INC.

STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (this “Option Agreement”) is entered into as of [___] (the “Grant Date”) between Morphogenesis, Inc., a Florida corporation (the “Company”), and [___] (the “Optionee). This option is being granted pursuant to the terms of the Company’s 2019 Restated Stock Option Plan, as the same may be amended from time to time (the “Plan”).

WHEREAS, the board of directors of the Company (the “Board”) have unanimously approved the granting of options to certain individuals for the purchase of shares of the Company’s common stock, par value $0.001 per share.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto, intending to be legally bound hereby, agree as set forth herein. The grant of this option is made in consideration of the services to be rendered by the Optionee to the Company and is subject to the terms and conditions of the Plan. Capitalized terms used but not defined herein will have the meaning ascribed to them in the Plan.

1. Grant of Option. Subject to the terms and conditions of this Agreement and the Plan, the Company hereby grants to the Optionee the right and option (the “Option”) to purchase from the Company [___] shares of Stock. Upon the exercise of the Option, the shares so issued shall be authorized, fully paid and nonassessable shares of common stock of the Company, and such shares shall be governed by and all rights with respect thereto shall accrue under and shareholder agreement to which Optionee and the Company and other shareholders of the Company are parties.

2. Price. The purchase price for the shares of Stock subject to the Option granted by this Option Agreement is $[___] per share.

3. Vesting and Exercise of Option. Except as otherwise provided herein and in the Plan, the Option granted pursuant to this Option Agreement shall vest and be subject to exercise, in whole or in part from time to time after vesting, as follows:

(a)	Vesting of Option, Effective as of the Grant Date, the Option shall vest immediately with respect to the shares.

(b)	Termination of Option. The Option shall terminate and no longer be exercisable seven (7) years from the Grant Date.

Morphogenesis, Inc. Stock Option Agreement

(c)	Notice to Exercise. The Optionee shall provide written notice to the Company in order to exercise the Option, in a form substantially equivalent to the option exercise form attached hereto as Exhibit A.

4. Securities Law Restrictions. The Optionee agrees and acknowledges with respect to any Stock acquired by exercise of the Option that has not been registered under Securities Act of 1933, as amended (the “Act”) that (i) he or she will not sell or otherwise dispose of such Stock except pursuant to an effective registration statement under the Act and any applicable state securities laws, or in transaction which, in the opinion of counsel for the Company, is exempt from such registration, and (ii) a legend to such effect may be placed on the certificates for the Stock.

5. Withholding of Taxes. The parties hereto recognize that the Company may be obligated to withhold federal and local income taxes and Social Security taxes to the extent the Optionee realizes ordinary income in connection with the exercise of the Option or in connection with certain dispositions of any shares of Stock acquired by exercise of the Option. The Optionee agrees that the Company may withhold amounts needed to cover such taxes from payment otherwise due and owing to the Optionee, and also agrees that upon demand, the Optionee will promptly pay to the Company any additional amounts as may be necessary to satisfy such withholding tax obligation. Such payment shall be made in cash or by certified check payable to the order of the Company

6. Delivery of Shares. Shares of Stock purchased by the Optionee upon the partial or complete exercise of the Option shall be delivered to the Optionee upon notice of issuance given by the Company to its transfer agent.

7. No Right to Continued Employment: No Rights as Shareholder. Neither the Plan nor this Agreement shall confer upon the Optionee any right to be retained in any position, as an Employee, consultant or director of the Company. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Optionee’s Service at any time, with or without cause. The Optionee shall not have any rights as a shareholder with respect to any shares of Common Stock subject to the Option prior to the date of exercise of the Option.

8. Governing Law. This Option Agreement is executed pursuant to and shall be governed by the internal laws of the State of Florida without reference to the conflict of law principles thereof.

9. Notice. Any notice hereunder by the Optionee to the Company shall be in writing and shall be deemed duly given (i) when mailed or delivered to the Company at its principal office, addressed to the attention of the Board, or if so mailed or delivered to such address as the Company may hereafter designate by notice to the Optionee; or (ii) when sent by facsimile, telecopy, telex or other form of written electronic transmission, upon confirmation of receipt thereof by the Company. Any notice or delivery hereunder by the Company or its transfer agent to the Optionee shall be in writing and shall be deemed duly given; (i) when mailed or delivered to the Optionee at the address specified below by the Optionee for such purpose, or if so mailed or delivered to such other address as the Optionee may hereafter designate by written notice given to the Company; or (ii) when sent by facsimile, telecopy, telex or other form of written electronic transmission, upon confirmation of receipt thereof by the Optionee.

Morphogenesis, Inc. Stock Option Agreement

10. Entire Agreement. This Option Agreement (including Exhibit A) constitutes the entire agreement and supersedes all prior understandings and agreements, written and oral, of the parties hereto with respect to the subject matter hereof. Neither this Option Agreement nor any term hereof may be amended, waived, discharges or terminated except by a written instrument signed by the Company and the Optionee; provided, however, that the Company unilaterally may waive any provision hereof in writing to the extent that such waiver does not adversely affect the interests of the Optionee, but no such waiver shall operate as a or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

11. Successors and Assigns. This Option Agreement shall be binding upon, insure to the benefit of, and be enforceable by the respective successors, personal representative and permitted assigned of the parties hereto.

12. Counterparts. This Option Agreement may be executed in one or more counterparts, each of which shall constitute and original, but all of which together shall be one and the same instrument.

13. Tax Consequences. The Optionee should consult his or her tax advisor regarding the tax consequences relating to the Option, including the exercise of the Option and the sale of the Stock purchased upon such exercise, and the Company makes no representations regarding such tax consequences.

14. Options Subject to Plan. This Agreement is subject to the Plan. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

15. Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

16. Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the Option in this Agreement does not create any contractual right or other right to receive any Options or other awards in the future. Future awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Optionee’s employment with the Company.

17. Amendment. The Board or the Committee has the right to amend, alter, suspend, discontinue or cancel the Option, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Optionee’s material rights under this Agreement without the Optionee’s consent.

18. No Impact on Other Benefits. The value of the Optionee’s Option is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

19. Acceptance. The Optionee hereby acknowledges receipt of a copy of the Plan and this Agreement. The Optionee has read and understands the terms and provisions thereof, and accepts the Option subject to all of the terms and conditions of the Plan and this Agreement. The Optionee acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the underlying shares and that the Optionee should consult a tax advisor prior to such exercise or disposition.

Morphogenesis, Inc. Stock Option Agreement

IN WITNESS WHEREOF, the parties hereto have duly executed this Stock Option Agreement, or caused this Stock Option Agreement to be duly executed on their behalf, as of the day and year first above written.

Name: [ ]

Title:

Morphogenesis, Inc. Stock Option Agreement

EXHIBIT A

MORPHOGENESIS, INC
STOCK OPTION EXERCISE FORM

Name:	Date:

The undersigned hereby elects to exercise the stock option as described below:

Date which option was granted _____________

Incentive Stock Option or Non Qualified Option? ______________

1. Number of shares to purchase ___________

2. Option Exercise Price per Share ___________

3. Total dollar amount required _________________ (shares purchased x price per share)

Method of payment for the exercise price:

___________ Check payable to Morphogenesis, Inc. ___________ Net exercise

Net exercise calculation:

4. Total dollar amount required for this Option (#3) ___________

5. Current Share Price

6. Shares required for this Purchase                 (#4 divided by #5)

7. Net shares to be received                            (#1 - #6)

Signature of Option Holder ___________________________

Morphogenesis, Inc. Stock Option Agreement

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